Exhibit 99.2

Fort Wayne, IN 62 units Supplemental Operating and Financial Data September 30, 2011 (Unaudited) Erie, PA 69 units

Table of Contents 2 CORPORATE Company Information 3 Additional Information 4 Forward-Looking Statements 5 Non-GAAP Information 5 Acquisitions 6 Real Estate Portfolio Summary 7-8 Real Estate Portfolio Diversification 9-11 Top Ten Operators - Owned Portfolio 12 Market Capitalization 13 Proforma Market Capitalization 14 Lease & Mortgage Loan Receivable Maturity 15 Debt Maturity 16 Financial Data Summary 17-18 Consolidated Statements of Income 19 Consolidated Balance Sheets 20 Funds from Operations 21 Glossary 22-24

Company Information

LTC LISTED NYSE

Company

Founded in 1992, LTC Properties, Inc. is a self-administered real estate investment trust that primarily invests in senior housing and long-term care properties through facility lease transactions, mortgage loans, and other investments. Our primary objectives are to sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in long-term care properties and other health care related properties managed by experienced operators. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator, and form of investment. For more information on LTC Properties, Inc., visit the Company's website at www.LTCProperties.com.

Board of Directors

Andre Dimitriadis
Executive Chairman

Wendy Simpson

Edmund King

Timothy Triche, MD

Boyd Hendrickson
Lead Director

Devra Shapiro

Management

Andre Dimitriadis
Executive Chairman

Wendy Simpson
Chief Executive Officer and President

Pam Kessler
Executive Vice President and Chief Financial Officer

Clint Malin
Senior Vice President and Chief Investment Officer

Andy Stokes
Senior Vice President, Marketing & Strategic Planning

Contact Information

Corporate Office
2829 Townsgate Road, Suite 350
Westlake Village, CA 91361

Investor Relations
Investor.Relations@LTCProperties.com
(805) 981-8655

www.LTCProperties.com
(805) 981-8655 phone
(805) 981-8663 fax

CORPORATE

3

4 CORPORATE Additional Information BMO Capital Markets Corp. J.J.B. Hilliard, W.L. Lyons, Inc. JMP Securities, LLC Richard Anderson John Roberts Peter Martin KeyBanc Capital Markets, Inc. RBC Capital Markets Corporation Sandler O'Neill + Partners, L.P. Karin Ford Frank Morgan James Milam Stifel, Nicolaus & Company, Inc. Wells Fargo Securities, LLC Jerry Doctrow Todd Stender Analyst Coverage Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, or forecasts of LTC or its management.

5 Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, (including as a result of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010), changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Information This supplemental information contains certain non-GAAP information including EBITDA, modified EBITDA, FFO, normalized FFO, normalized interest coverage ratio, and normalized fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 19-20 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCProperties.com. CORPORATE

Acquisitions: Year 2010 and YTD 2011

(dollars in thousands)

DATE	# OF PROPERTIES	ASSET CLASS	# BEDS/UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	PURCHASE PRICE	ANNUAL GAAP REVENUE	GAAP Lease Yield
01/29/10	1	SNF	166	TX	Creative Solutions	1987-1988 (2)	$ 7,850	$ 892	11.4%
02/22/10	1	SNF	120	FL	Traditions Management	1988	9,000	997	11.1%
06/01/10	2	SNF/OTHER (1)	227 beds/93 units	VA	Traditions Management	1970-2005	22,000	2,420	11.0%
10/29/10	4	ALF	241 units	MS & FL	Selah Senior Care	1999-2004	26,900	2,952	11.0%
11/30/10	2	SNF	292	TX	Senior Care Centers	1988-2009	28,500	2,919	10.2%
Total 2010	10		805 beds/334 units				$ 94,250		
02/28/11	2	OTHER	118 beds/93 units	SC	Prestige Healthcare	1965-2001	$ 11,450	$ 1,162	10.1%
03/09/11	4	SNF	524	TX	Meridian Senior Properties	2007-2008	45,000 (3)	4,749	10.6% (3)
08/01/11	1	SNF	140	TX	Senior Care Centers	2008	10,000	1,057	10.5%
10/11/11	1	SNF	196	TX	Fundamental	2005	15,500	1,880	11.0%
10/11/11	1 (4)	N/A (4)	N/A (4)	TX	Fundamental	2012 (4)	844	-	11.0%
11/01/11	1	SNF	156	CA	Traditions Management	1990	17,500	1,814	10.3%
Total 2011	10		1,134 beds/93 units				$ 100,294		
Total	20		1,939 beds/427 units				$ 194,544		

(1) One property is a SNF and the other provides a continuum of care comprised of independent living, assisted living, and skilled nursing.
(2) Renovation in 1991.
(3) GAAP yield assumes a total purchase price of $45,000 which includes $41,000 of cash paid at closing and $4,000 paid on August 31, 2011.
(4) Acquisition is a vacant parcel of land in Texas. The Company has entered into a commitment, in an amount not to exceed $8,250, to fund construction of a 120-bed licensed skilled nursing property. Completion of construction is estimated to be within 12 to 18 months.



Gulf Breeze, FL
61 units



Hewitt, TX
140 licensed beds

REAL ESTATE PORTFOLIO

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7 Real Estate Portfolio Summary REAL ESTATE PORTFOLIO “Same Property Portfolio” Quality Mix Owned Properties Payor Source (1) 2Q11 Private Pay 63.0% Medicare 13.6% Medicaid 23.4% (1) Quality mix for our skilled nursing portfolio, for the quarter presented, is 23.2% Private Pay, 26.6% Medicare, and 50.2% Medicaid. Real Estate Portfolio Snapshot (dollars in thousands) Nine Months Ended September 30, 2011 No. of No. of No. of Gross % of Rental Interest % of No. of SNF ALF ILF Investment Type of Property Investments Investments Income Income Revenues Props Beds Units Units per Bed/Unit Skilled Nursing $357,271 47.9% $25,707 $2,620 45.7% 89 10,235 - - $34.91 Assisted Living 308,680 41.4% 24,850 1,953 43.2% 102 - 4,365 - $70.72 Other Senior Housing 67,302 9.0% 5,594 278 9.5% 14 913 330 423 $40.40 Schools 12,192 1.7% 988 - 1.6% 2 - - - Total $745,445 100.0% $57,139 $4,851 100.0% 207 11,148 4,695 423

8 “Same Property Portfolio” Statistics (1) Real Estate Portfolio Summary Historical “Same Property Portfolio” SNF Coverage (1) REAL ESTATE PORTFOLIO Owned Properties 2Q11 1Q11 2Q11 1Q11 2Q11 1Q11 Assisted Living (2) 77.1% 77.1% 1.41 1.38 1.63 1.61 Assisted Living (3) 88.1% 88.2% 1.48 1.48 1.74 1.74 Skilled Nursing 78.3% 78.6% 2.21 2.14 3.01 2.95 Other Senior Housing 81.1% 83.3% 1.85 1.89 2.39 2.44 (1) Data from March 31, 2011 and June 30, 2011 property level operator financial statements which are unaudited and have not been independently verified by us. (2) (3) Includes properties leased to Assisted Living Concepts, Inc. (ALC) Excludes properties leased to Assisted Living Concepts, Inc. (ALC) EBITDAR Coverage EBITDARM Coverage 2Q11 2.2 3.0 1Q11 2.1 2.9 4Q10 2.0 2.8 3Q10 1.9 2.6 (1) Data from property level operator financial statements which are unaduited and have not been independently verified by us.

9 Real Estate Portfolio Diversification REAL ESTATE PORTFOLIO Owned and Loan Portfolio – Property and Asset Type Diversification Owned Portfolio – Operator Diversification

Real Estate Portfolio Diversification

(dollars in thousands)

Owned and Loan Portfolio – Property and Asset Type Diversification

Property Type	# of Properties	Gross Investment	%	Nine Months Ended September 30, 2011 Revenue	%
Skilled Nursing	89	$ 357,271	47.9%	$ 28,327	45.7%
Assisted Living	102	308,680	41.4%	26,803	43.2%
Other Senior Housing	14	67,302	9.0%	5,872	9.5%
Schools	2	12,192	1.7%	988	1.6%
Total	207	$ 745,445	100.0%	$ 61,990	100.0%

Asset Type	Gross Investment	%
Real Property	$ 690,458	92.6%
Loans Receivable	54,987	7.4%
Total	$ 745,445	100.0%

Owned Portfolio – Operator Diversification

Operator	# of Props	Gross Investment	%	Annualized GAAP Rent	%
Extendicare REIT and Assisted Living Concepts, Inc	37	$ 88,034	12.8%	$ 10,963	13.8%
Brookdale Senior Living Communities, Inc.	35	84,210	12.2%	10,523	13.2%
Preferred Care, Inc.	26	80,088	11.6%	10,551	13.2%
Meridian Senior Properties Fund II, LP	4	50,841	7.4%	4,742	5.9%
Skilled Healthcare Group, Inc.	5	40,270	5.8%	4,501	5.6%
Senior Care Centers, LLC	3	38,500	5.6%	4,004	5.0%
Sunrise Senior Living	6	37,659	5.5%	4,614	5.8%
Traditions Management	3	31,000	4.5%	3,417	4.3%
The Ensign Group, Inc.	3	28,496	4.1%	1,596	2.0%
Emeritus Corporation	2	28,071	4.1%	2,726	3.4%
All Others	45	183,289	26.4%	22,073	27.8%
Total	169	$ 690,458	100.0%	$ 79,710	100.0%

REAL ESTATE PORTFOLIO

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Real Estate Portfolio Diversification

Owned and Loan Portfolio - State Diversification By Property Type

State [1]	# of Props	Gross Investment	%
Texas	56	$ 191,965	25.8%
Florida	18	70,282	9.4%
Ohio	17	56,804	7.6%
New Mexico	7	48,876	6.6%
Arizona	7	41,212	5.5%
California	5	34,654	4.6%
Virginia	4	29,052	3.9%
Washington	10	27,981	3.8%
Colorado	10	27,806	3.7%
Kansas	7	20,844	2.8%
All Others	66	195,969	26.3%
Total	207	$ 745,445	100.0%

Gross Investment By State



All Others, 26.3%
Kansas, 2.8%
Colorado, 3.7%
Washington, 3.8%
Virginia, 3.9%
California, 4.6%
Arizona, 5.5%
New Mexico, 6.6%
Ohio, 7.6%
Florida, 9.4%
Texas, 25.8%

State [1]	# of Props	ALF	%	SNF	%	Other	%	School	%	Gross Investment	%
Texas	56	$ 32,301	10.5%	$ 151,039	42.3%	$ 8,625	12.8%	$ -	0.0%	$ 191,965	25.8%
Florida	18	36,620	11.9%	20,242	5.7%	13,420	19.9%	-	0.0%	70,282	9.4%
Ohio	17	44,647	14.5%	12,157	3.4%	-	0.0%	-	0.0%	56,804	7.6%
New Mexico	7	-	0.0%	48,876	13.7%	-	0.0%	-	0.0%	48,876	6.6%
Arizona	7	5,120	1.7%	36,092	10.1%	-	0.0%	-	0.0%	41,212	5.5%
California	5	28,071	9.1%	3,435	1.0%	3,148	4.7%	-	0.0%	34,654	4.6%
Virginia	4	-	0.0%	15,713	4.4%	13,339	19.8%	-	0.0%	29,052	3.9%
Washington	10	19,080	6.2%	8,901	2.5%	-	0.0%	-	0.0%	27,981	3.8%
Colorado	10	18,402	6.0%	7,397	2.1%	2,007	3.0%	-	0.0%	27,806	3.7%
Kansas	7	6,733	2.2%	14,111	3.9%	-	0.0%	-	0.0%	20,844	2.8%
All Others	66	117,706	37.9%	39,309	10.9%	26,762	39.8%	12,192	100.0%	195,969	26.3%
Total	207	$ 308,680	100.0%	$ 357,272	100.0%	$ 67,301	100.0%	$ 12,192	100.0%	$ 745,445	100.0%

(1) Due to master leases with properties in multiple states, revenue by state is not available.

REAL ESTATE PORTFOLIO
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12 Top Ten Operators – Owned Portfolio REAL ESTATE PORTFOLIO Top Ten Operators Extendicare REIT and Assisted Living Concepts, Inc. (TSX:EXE.UN) operates 265 senior care facilities in Canada and in the United States with the ability to serve approximately 29,400 residents. EHSI offers a continuum of health care services, including nursing care, assisted living and related medical specialty services, such as sub-acute care and rehabilitative therapy on an inpatient and outpatient basis. ALC (NYSE:ALC) and its subsidiaries operate 211 residences which include licensed assisted living and senior living residences with capacity for 9,305 residents in 20 states. As of September 30, 2011, the LTC portfolio consisted of 37 assisted living properties in 10 states with a gross investment balance of $88.0 million. Brookdale Senior Living, Inc. (NYSE: BKD) operates 559 senior living and retirement communities with the ability to serve approximately 51,300 residents. As of September 30, 2011, the LTC portfolio consisted of 35 assisted living properties in 8 states with a gross investment balance of $84.2 million. Preferred Care, Inc. (Privately held) operates 69 facilities comprised of skilled nursing, assisted living, and independent living facilities, as well as 5 specialty care facilities, in 9 states. As of September 30, 2011, the LTC portfolio consisted of 24 skilled nursing and 2 other senior housing properties in 6 states with a gross investment balance of $80.1 million. They also operate 1 skilled nursing facility under a sub-lease with another lessee we have which is not included in the Preferred Care rental revenue. Meridian Senior Properties Fund II, LP (Privately held) acquires and develops independent living, assisted living and skilled nursing facilities and (owns or leases) 10 skilled nursing facilities and one assisted living facility, all located in Texas. They are currently developing two new skilled nursing facilities. As of September 30, 2011, the LTC portfolio consisted of 4 skilled nursing properties in 1 state with a gross investment balance of $50.8 million which includes $9.8 million of earn-out liabilities. Skilled Healthcare Group (NYSE: SKH) is a holding company with subsidiaries that operate skilled nursing facilities, assisted living facilities, a rehabilitation therapy business, and a hospice business. Skilled Healthcare operates in 7 states, including 78 skilled nursing facilities and 22 assisted living facilities. As of September 30, 2011, the LTC portfolio consisted of 5 skilled nursing properties in 1 state with a gross investment balance of $40.3 million. Sunrise Senior Living (NYSE:SRZ) operates 319 communities in the United States, Canada and the United Kingdom, with a total capacity of approximately 31,200 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s disease and other forms of memory loss, as well as Nursing and Rehabilitative services. As of September 30, 2011, the LTC portfolio consisted of 6 assisted living properties in 2 states with a gross investment balance of $37.7 million. Traditions Management (Privately held) operates 12 independent living, assisted living, and skilled nursing facilities in 5 states. As of September 30, 2011, the LTC portfolio consisted of 2 skilled nursing and 1 other senior housing properties in 2 states with a gross investment balance of $31.0 million. They also operate 2 skilled nursing properties under a sub-lease with another lessee we have which is not included in the Traditions Management rental revenue. Senior Care Centers, LLC (Privately held) provides skilled nursing care, long-term care, Alzheimer’s care, assisted living, and independent living services in over 20 facilities exclusively in Texas. As of September 30, 2011, the LTC portfolio consisted of 3 skilled nursing properties in 1 state with a gross investment balance of $38.5 million. They also manage the Meridian properties under a management agreement. The Ensign Group (NASDAQ: ENSG) provides skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 82 facilities in 7 states. As of September 30, 2011, the LTC portfolio consisted of 3 skilled nursing properties in 1 state with a gross investment balance of $28.5 million. Emeritus Senior Living (NYSE:ESC) is a national public provider of independent living, assisted living, and Alzheimer’s services. The company operates 479 communities representing capacity for approximately 49,700 residents in 42 states. As of September 30, 2011, the LTC portfolio consisted of 2 assisted living properties in 1 state with a gross investment balance of $28.1 million.

13 Market Capitalization (1) Non-traded shares. Two million shares outstanding with a face rate of 8.5% and a liquidation value of $19.25, convertible into common stock on a one-for-one basis. Our Preferred C’s are not redeemable by us. (2) Traded on NYSE. FINANCIAL (In thousands, except per share amounts and number of shares) Capitalization Bank borrowings 28,400 $ Senior unsecured notes 100,000 Bonds payable 3,200 Total debt 131,600 14.0% No. of shares Preferred stock -series C (1) 38,500 4.1% Common stock (2) 30,340,574 25.32 $ 768,223 81.7% Noncontrolling interest 1,962 0.2% Total equity 808,685 86.0% 940,285 100.0% Less: cash balance (5,214) Enterprise value 935,071 $ Debt to Enterprise Value Debt & Preferred to Enterprise Value 14.1% 18.2% Equity Closing Market Capitalization Capitalization at September 30, 2011 At September 30, 2011 Debt

14 Proforma Market Capitalization FINANCIAL (1) Proforma includes $29.6 million net borrowings, subsequent to September 30, 2011, under our Unsecured Credit Agreement, for the purchase of two skilled nursing properties and a vacant parcel of land. (2) Non-traded shares.Two million shares outstanding with a face rate of 8.5% and a liquidation value of $19.25, convertible into common stock on a one-for-one basis. Our Preferred C’s are not redeemable by us. (3) Traded on NYSE. (In thousands, except per share amounts and number of shares) Capitalization Bank borrowings (1) 58,000 $ Senior unsecured notes 100,000 Bonds payable 3,200 Total debt 161,200 16.6% No. of shares Preferred stock -series C (2) 38,500 4.0% Common stock (3) 30,340,574 25.32 $ 768,223 79.2% Noncontrolling interest 1,962 0.2% Total equity 808,685 83.4% 969,885 100.0% Less: cash balance (5,214) Enterprise value 964,671 $ Debt to Enterprise Value Debt & Preferred to Enterprise Value Proforma Capitalization at September 30, 2011 At September 30, 2011 Debt 16.7% 20.7% Equity Closing Market Capitalization

15 Lease and Mortgage Loan Receivable Maturity LTC’s investment portfolio has a long-term weighted roll-over maturity schedule. Over 78% of the portfolio has lease expirations beyond 2016. Over 44% of outstanding mortgage loans mature after 2016. FINANCIAL Investment Portfolio Maturity Schedule (as a % of total gross owned investment and mortgage loans outstanding) Year % of Total % of Total % of Total 2011 $ 248 0.3% $ - 0.0% $ 248 0.3% 2012 1,211 1.5% 402 8.0% 1,613 1.9% 2013 1,012 1.3% 1,912 38.2% 2,924 3.5% 2014 12,936 16.2% 849 16.9% 13,785 16.3% 2015 2,243 2.8% 269 5.4% 2,512 3.0% 2016 2,129 2.7% 26 0.5% 2,155 2.5% 2017 1,557 2.0% 627 12.5% 2,184 2.6% 2018 10,188 12.8% 803 16.0% 10,991 13.0% Thereafter 48,186 60.4% 123 2.5% 48,309 56.9% Total $ 79,710 100.0% $ 5,011 100.0% $ 84,721 100.0% (1) Reflects annualized contract rate of interest for loans, net of collectibility reserves, if applicable. Rental Revenue and Interest Income Maturity (amounts in thousands) Annualized GAAP Rental Income Interest Income (1) Total Rental and Interest Income

16 Debt Maturity - Proforma (in thousands) FINANCIAL (amounts in thousands) (1) Reflects scheduled principal payments for amortizing of debt. In the 3rd quarter of 2011, we completed the sale to Prudential of $50.0 million aggregate principal amount of 4.80% senior unsecured term notes fully amortizing to maturity on July 20, 2021. The net proceeds were used to pay down amounts outstanding under our unsecured line of credit. (2) Proforma includes $29.6 million net borrowings, subsequent to September 30, 2011, under our Unsecured Credit Agreement, for the purchase of two skilled nursing properties and a vacant parcel of land. As a result, we had $58.0 million outstanding under our Unsecured Credit Agreement with $152.0 million available for borrowing. $ - $ - $ 565 $ 565 - - 600 600 - 4,167 635 4,802 58,000 29,167 1,400 88,567 - 16,667 - 16,667 - 14,167 - 14,167 - 14,166 - 14,166 - 11,666 - 11,666 - 5,000 - 5,000 - 5,000 - 5,000 - - - - $ 58,000 $ 100,000 $ 3,200 $ 161,200 Unsecured Line of Credit (2) Senior Unsecured Notes (1) Bonds Payable (1) Total 2018 Thereafter Total 2019 2020 2021 2012 2013 2014 2015 2016 2017 Year

17 Financial Data Summary FINANCIAL (Dollars in thousands) (1) Proforma includes $29.6 million net borrowings, subsequent to September 30, 2011, under our Unsecured Credit Agreement, for the purchase of two skilled nursing properties and a vacant parcel of land. Proforma (1) 12/31/08 12/31/09 12/31/10 09/30/11 09/30/11 Net Real Estate Assets $449,683 $444,163 $515,983 $571,421 $605,318 Total Assets 506,053 490,593 561,264 619,016 652,913 Total Debt 36,753 25,410 91,430 131,600 161,200 Total Liabilities 45,041 36,280 103,742 149,774 179,374 Preferred Stock 189,560 186,801 126,913 38,500 38,500 Total Equity 461,012 454,313 457,522 469,242 471,126 Debt to book capitalization ratio 7.4% 5.3% 16.7% 21.9% 25.5% Debt & Preferred Stock to book capitalization ratio 45.5% 44.2% 39.8% 28.3% 31.6% Debt to market capitalization ratio 5.4% 3.0% 9.5% 14.0% 16.6% Debt & Preferred Stock to market capitalization ratio 30.1% 25.1% 23.0% 18.1% 20.6% Debt to Normalized EBITDA 0.6x 0.4x 1.4x 2.4x 2.8x Normalized interest coverage ratio 15.1x 25.4x 24.5x 12.6x 12.1x Normalized fixed charges coverage ratio 3.2x 3.5x 4.0x 6.1x 6.1x Nine Months Ended For the Year Ended Balance Sheet and Coverage Ratios

Financial Data Summary

(Amounts in thousands)

Reconcilation of Normalized EBITDA and Fixed Charges

	For the Year Ended			Nine Months Ended	Proforma [1]
	12/31/08	12/31/09	12/31/10	09/30/11	09/30/11
Net income	$ 43,284	$ 44,360	$ 46,053	$ 36,839	$ 38,723
Less: Gain on sale	(92)	-	(310)	-	-
Add: Interest expense	4,114	2,418	2,653	4,441	4,852
Add: Depreciation and amortization (including discontinued operations)	14,960	14,822	16,109	14,482	14,977
EBITDA	62,266	61,600	64,505	55,762	58,552
(Deduct)/Add back:					
Non-recurring one-time charge	-	(198)	467	-	-
Total non-recurring (expenses)/revenue	-	(198)	467	-	-
Normalized EBITDA	**$ 62,266**	**$ 61,402**	**$ 64,972**	**$ 55,762**	**$ 58,552**
Interest expense	**$ 4,114**	**$ 2,418**	**$ 2,653**	**$ 4,441**	**$ 4,852**
Preferred stock dividend	15,390	15,141	13,662	4,694	4,694
Fixed Charges	**$ 19,504**	**$ 17,559**	**$ 16,315**	**$ 9,135**	**$ 9,546**

(1) Proforma includes $29.6 million net borrowings, subsequent to September 30, 2011, under our Unsecured Credit Agreement, and the purchase of two skilled nursing properties and a vacant parcel of land.

Non-Cash Rental Revenue Components

(amounts in thousands)

	3Q11	4Q11 [1]	1Q12 [1]	2Q12 [1]	3Q12 [1]
Straight-line rent	$ 1,078	$ 960	656	$ 590	$ 591
Amort of lease inducement	(165)	(165)	(165)	(165)	(165)
Net	$ 913	$ 795	$ 491	$ 425	$ 426

(1) Projections based on current in-place leases, assuming no modification or replacement of existing leases and no new leased investments are added to our portfolio except the two skilled nursing properties and the vacant parcel of land acquired subsequent to September 30, 2011.

FINANCIAL

18

Consolidated Statements of Income 19 FINANCIAL (Amounts in thousands, except per share amounts) (unaudited) 2011 2010 2011 2010 Revenues Rental income $19,620 $16,227 $57,139 $47,355 Interest from mortgage loans 1,582 1,868 4,851 5,683 Interest and other income 227 264 872 838 Total revenues 21,429 18,359 62,862 53,876 Expenses Interest expense 1,794 852 4,441 1,672 Depreciation and amortization 4,974 4,010 14,374 11,618 (Recovery) provisions for doubtful accounts (1) 60 (15) 1,029 Acquisition costs 60 4 225 117 Operating and other expenses 2,149 1,896 6,800 5,615 Total expenses 8,976 6,822 25,825 20,051 Income from continuing operations 12,453 11,537 37,037 33,825 Discontinued operations: (Loss) income from discontinued operations (30) 25 (198) (63) Net (loss) income from discontinued operations (30) 25 (198) (63) Net income 12,423 11,562 36,839 33,762 Income allocated to non-controlling interests (48) (48) (144) (144) Net income attributable to LTC Properties, Inc. 12,375 11,514 36,695 33,618 Income allocated to participating securities (85) (54) (259) (155) Income allocated to preferred stockholders (818) (5,889) (8,260) (13,459) Net income available to common stockholders 11,472 $ 5,571 $ 28,176 $ 20,004 $ Basic earnings per common share: $0.38 $0.22 $0.98 $0.83 Diluted earnings per common share: $0.38 $0.22 $0.97 $0.83 Weighted average shares used to calculate earnings per common share Basic 30,137 24,930 28,874 23,959 Diluted 30,156 24,945 28,902 24,055 September 30, September 30, Three Months Ended Nine Months Ended

Consolidated Balance Sheets

(Amounts in thousands)

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS		
Land	$ 50,409	$ 43,031
Buildings and improvements	634,418	567,017
Accumulated depreciation and amortization	(172,480)	(158,204)
Net operating real estate property	512,347	451,844
Properties held-for-sale, net of accumulated depreciation and amortization 2011 - $613; 2010 - $505	5,018	5,113
Net real estate property	517,365	456,957
Mortgages receivable, net of allowance for doubtful accounts: 2011 - $931; 2010 - $981	54,056	59,026
Real estate investments, net	571,421	515,983
Other assets:		
Cash and cash equivalents	5,214	6,903
Debt issue costs, net	2,377	743
Interest receivable	1,339	1,571
Straight-line rent receivable, net of allowance for doubtful accounts: 2011 - $668; 2010 - $634	22,822	20,090
Prepaid expenses and other assets	8,541	8,162
Other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2011 - $839; 2010 - $839	51	51
Notes receivable	768	1,283
Marketable securities	6,483	6,478
Total assets	**$ 619,016**	**$ 561,264**

	September 30, 2011 (unaudited)	December 31, 2010
LIABILITIES		
Bank borrowings	$ 28,400	$ 37,700
Senior unsecured notes	100,000	50,000
Bonds payable	3,200	3,730
Accrued interest	1,014	675
Earn-out liabilities	6,195	-
Accrued expenses and other liabilities	10,872	9,737
Accrued expenses and other liabilities related to properties held-for-sale	93	132
Distributions payable	-	1,768
Total liabilities	149,774	103,742
EQUITY		
Preferred stock [(1)]	38,500	126,913
Common stock [(2)]	303	263
Capital in excess of par value	506,851	398,599
Cumulative net income	660,186	623,491
Other	219	264
Cumulative distributions	(738,779)	(693,970)
Total stockholders' equity	467,280	455,560
Non-controlling interests	1,962	1,962
Total equity	469,242	457,522
Total equity and liabilities	**$ 619,016**	**$ 561,264**

(1) $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2011 - 2,000; 2010 - 5,536

(2) $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2011 - 30,341; 2010 - 26,345

FINANCIAL

20

Funds from Operations 21 FINANCIAL (Amounts in thousands, except per share amounts)) 2011 2010 2011 2010 Net income available to common stockholders $ 11,472 $ 5,571 $ 28,176 $ 20,004 Add: Depreciation and amortization (continuing and discontinued operations) 4,974 4,073 14,482 11,947 FFO available to common stockholders 16,446 9,644 42,658 31,951 Add: Preferred stock redemption charge - 2,383 3,566 (1) 2,383 (3) Add: Preferred stock redemption dividend - - 472 (2) - Add: Non-cash interest related to earn-out liabilities 177 - 354 - Add: Non-recurring one time items - - - 852 (4) Modified FFO available to common stockholders 16,623 12,027 47,050 35,186 Less: Non-cash rental income (912) (788) (2,268) (2,315) Modified FFO excluding non-cash rental income 15,711 11,239 44,782 32,871 Add: Non-cash compensation charges 374 261 1,095 982 Modified FFO excluding non-cash rental income and non-cash compensation charges $ 16,085 $ 11,500 $ 45,877 $ 33,853 $0.54 $0.39 $1.46 $1.32 $0.54 $0.48 $1.60 $1.44 $0.51 $0.45 $1.53 $1.36 $0.52 $0.46 $1.56 $1.39 (1) (2) (3) (4) Represents the original issue costs related to the Series F preferred stock. Represents the dividends on the Series F preferred stock up to the redemption date. Diluted FFO available to common stockholders per share Includes a $0.9 million provision for doubtful accounts charge related to a mortgage loan secured by a school property located in Minnesota. Diluted modified FFO available to common stockholders per share Diluted modified FFO excluding non-cash rental income per share Represents the original issue costs related to the redemption of all of the Series E and 40% of the Series F preferred stock. FFO Reconciliation Nine Months Ended September 30, September 30, Three Months Ended Diluted modified FFO excluding non-cash rental income and non-cash compensation charges per share

22 GLOSSARY Glossary Assisted Living Properties (“ALF”): Senior housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and included personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing , supportive services, personalized assistance and health care, designed to respond to individual needs. Contractual Lease Rent: Cash rental revenue as defined by the lease agreement between us and the operator for the lease year. EBITDA: Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not derived in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is not an alternative to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with GAAP. You should not rely on EBITDA as a substitute for any such GAAP financial measures or consider it in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Net income is the most directly comparable GAAP measure to EBITDA. EBITDAR Coverage: From the operator financial statements, the trailing twelve month’s earnings before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. EBITDARM Coverage: From the operator financial statements, the trailing twelve month’s earnings before interest, taxes, depreciation, amortization, rent and management fees divided by the operator’s contractual lease rent. Funds Available for Distribution (“FAD”): A supplemental measure of our cash available for distribution to stockholders. FAD is calculated by modifying FFO to exclude non-cash rental income and non-cash compensation charges. FAD does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders. Funds From Operations (“FFO”): A supplemental measure of our cash flow generated by operations. FFO is defined as net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures. Our computation of FFO may not be comparable to FFO reported by other Real Estate Investment Trusts (“REIT”) that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from ours; therefore, caution should be exercised when comparing our company’s FFO to that of other REIT’s. GAAP Lease Yield: GAAP rent divided by the purchase price.

23 GLOSSARY Glossary GAAP Rent: Total rent we will receive as a fixed amount over the life of the lease and recognize that revenue evenly over that life. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC Properties, Inc. (“LTC”), without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value. Independent Living Properties (“ILF”): Senior housing properties offering numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also know as retirement communities or senior apartments. Interest Income: Represents interest income from mortgage loans. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at a senior housing property. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Net Real Estate Assets: Gross investment less accumulated depreciation. Net Real Estate Assets is commonly referred to as Net Book Value (“NBV”). Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements are unaudited and have not been independently verified by us. Other Senior Housing: Senior housing properties consisting of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale).

24 GLOSSARY Glossary Quality Mix: LTC revenue by operator underlying payor source for the quarter presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC’s rental revenues times operators’ underlying payor source revenue percentage. Underlying payor source revenue Percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Rental Income: Represents GAAP rent net of amortized lease inducement cost from continuing and discontinued operations. Same Property Portfolio (“SPP”): Same property statistics allow management to evaluate the performance of LTC’s leased property portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the quarter-over-quarter comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. Schools: Institutions for educating students which include private and charter schools. Private schools are not administered by local, state or national governments; therefore, funded in whole or part by student tuition rather than government funded. Charter schools provide an alternative to the traditional public school. Charter schools are generally autonomous entities authorized by the state or locality to conduct operations independent from the surrounding public school district. Laws vary by state, but generally charters are granted by state boards of education either directly or in conjunction with local school districts or public universities. Operators are granted charters to establish and operate schools based on the goals and objectives set forth in the charter. Upon receipt of a charter, schools receive an annuity from the state for each student enrolled. Skilled Nursing Properties (“SNF”): Senior housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when occupancy reaches 80% at a SNF or 90% at an ALF) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.